TRUST AGREEMENT
                                  OF TXU CAPITAL III



                    This TRUST  AGREEMENT of TXU Capital III (the "Trust"),

          dated  as of May 21,  1999, among (i) Texas  Utilities Company, a

          Texas corporation (the "Depositor"), (ii) The Bank of New York, a

          New York banking corporation (the "Property Trustee"), not in its individual capacity but solely as trustee of the Trust, (iii) The

          Bank of New  York (Delaware), a Delaware banking corporation (the

          "Delaware Trustee"), not in its individual capacity but solely as trustee  of the  Trust,  and (iv) Laura  Anderson, an  individual employed by  the Depositor or  one of its affiliates,  not in her individual capacity  but  solely as  trustee  of the  Trust  (the

          "Administrative  Trustee")(the  Administrative Trustee,  together with any administrative trustees appointed by the Depositor after the  date hereof,  the  "Administrative Trustees")(each  of  such trustees in  (ii), (iii) and  (iv) a "Trustee"  and collectively,

          the  "Trustees").  The Depositor and the Trustees hereby agree as follows:

                    1.   The trust  created hereby  shall be known  as "TXU

          Capital III", in which name the Trustees, or the Depositor to the extent  provided herein, may  conduct the business  of the Trust,

          make and execute contracts, and sue and be sued.

                    2.   The Depositor hereby  assigns, transfers,  conveys

          and  sets over  to the  Trustees the  sum of  $10.   The Trustees

          hereby  acknowledge receipt  of  such amount  in  trust from  the

          Depositor,  which  amount  shall  constitute  the  initial  trust

          estate.   The  Trustees hereby  declare that  they will  hold the

          trust estate in trust for the Depositor.  It is  the intention of the parties  hereto that  the Trust  created hereby  constitute a business trust under Chapter 38 of Title 12 of the Delaware Code,

          12 Del. C. S.3801 et seq. (the "Business Trust Act"), and that
             -------        -- ---

          this document constitutes the  governing instrument of the Trust.

          The Trustees are  hereby authorized and  directed to execute  and file a  certificate of trust with  the Secretary of State  of the

          State  of  Delaware in  accordance  with  the provisions  of  the

          Business Trust Act.

                    3.   The Depositor and the  Trustees will enter into an

          amended and  restated Trust Agreement, satisfactory  to each such party and substantially in  the form to be included as an exhibit to the  1933  Act Registration  Statement referred  to below,  to provide  for  the contemplated  operation  of  the Trust  created hereby and the  issuance of  the Preferred  Trust Securities  and

          Common  Trust  Securities referred  to  therein.    Prior to  the

          execution and delivery of such  amended and restated Trust Agree-

          ment,  the Trustees shall not have any duty or obligation hereun-

          der  or with  respect of  the trust  estate, except  as otherwise required by applicable law or as may be necessary to obtain prior to such execution  and delivery any licenses, consents or approv-

          als required by applicable law or otherwise.

                    4.   The  Depositor and  the Trustees  hereby authorize

          and direct each of  the Administrative Trustees, and  the Deposi-

          tor,  acting singly or together, (and, in the case of (iv) below,

          Robert J. Reger, Jr., as authorized representative of the  Trust)

          (i)  to prepare and file with the Securities and Exchange Commis-

          sion  (the "Commission") and execute,  in each case  on behalf of the  Trust, (a) a Registration  Statement on Form  S-3 (the "1933

          Act  Registration  Statement")  (including  any  pre-effective or post-effective amendments thereto),  relating to the registration under  the Securities Act of  1933, as amended,  of the Preferred

          Trust  Securities of the  Trust and certain  other securities and

          (b) a Registration Statement on Form 8-A (the "1934 Act Registra-

          tion  Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred

          Trust Securities of the Trust under Section 12(b) or 12(g) of the

          Securities  Exchange Act of 1934, as amended; (ii) to prepare and file  with The New York Stock Exchange, Inc. (the "Exchange") and execute  on behalf  of the  Trust a  listing application  and all other  applications,  statements,  certificates,  agreements  and other instruments as shall be necessary or desirable to cause the

          Preferred Trust Securities to be listed on the Exchange, (iii) to prepare and file and execute on behalf of the Trust such applica-

          tions, reports, surety bonds, irrevocable  consents, appointments of attorney for service of process and other papers and documents as  shall be  necessary or  desirable to  register  the Preferred

          Trust  Securities under the securities  or blue sky  laws of such jurisdictions as the Depositor  or the Administrative Trustee, on

          behalf of the Trust, may deem necessary or  desirable and (iv) to execute  and deliver,  on behalf  of  the Trust,  an underwriting agreement in respect of  the sale of the Preferred  Trust Securi-

          ties in such form as  the Depositor shall approve.  In  the event that  any filing referred  to above is required  by the rules and regulations of  the Commission, the Exchange  or state securities or blue sky laws, to be executed on behalf of the Trust by one or more of the Trustees, each of the Trustees, in its or her capaci-

          ty as  Trustee of  the Trust,  is hereby authorized  and, to  the extent so  required, directed to join  in any such filing  and to execute on behalf  of the Trust any and all  of the foregoing, it being  understood  that the  Property  Trustee  and the  Delaware

          Trustee, in  their capacities as  Trustees of the  Trust, respec-

          tively,  shall not  be required  to  join in  any such  filing or execute  on behalf of the Trust any such document unless required by the rules and  regulations of the Commission, the  Exchange or

          state  securities or  blue  sky laws.    In connection  with  the

          filings referred to above, the Depositor and each Trustee, solely in its  or her capacity  as trustee of the  Trust, hereby consti-

          tutes and  appoints Robert  A. Wooldridge,  Peter B.  Tinkham and

          Robert J.  Reger, Jr., and each  of them, as its or  her true and lawful attorneys-in-fact and agents, with full power of substitu-

          tion  and resubstitution, for the Depositor or such Trustee or in the Depositor's or such  Trustee's name, place and stead,  in any and  all capacities, to sign  any and all  filings and amendments

          (including  post-effective  amendments) to  any  of  such filings

          (including the 1933 Act  Registration Statement and the  1934 Act

          Registration Statement) and  to file the same, with  all exhibits thereto  and other  documents in  connection therewith,  with the

          Commission, the  Exchange and securities or  blue sky administra-

          tors, granting unto said  attorneys-in-fact and agents full power and  authority to  do and  perform each and  every act  and thing requisite  and necessary to  be done in  connection therewith, as fully  to all  intents  and purposes  as  the Depositor  or  such

          Trustee  might or could do  in person, hereby  ratifying and con-

          firming  all that  said attorneys-in-fact  and  agents or  any of them, or their respective substitute  or substitutes, shall do or cause to be done by virtue hereof.

                    5.   This  Trust Agreement  may be  executed in  one or

          more counterparts.

                    6.   The  number of  Trustees initially shall  be three

          (3) and thereafter the number of Trustees shall be such number as shall be fixed from  time to time by a  written instrument signed by the Depositor  which may  increase or decrease  the number  of

          Trustees; provided, however,  that to the extent required  by the

          Business  Trust Act, one Trustee shall be either a natural person who is  a resident of the State of Delaware, or, if not a natural person,  an entity which has  its principal place  of business in the State  of Delaware and  otherwise meets  the requirements  of applicable Delaware law.  Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any

          time.   Any one or  more of the  Trustees may resign  upon thirty

          days prior written notice to Depositor.

                    7.   The Depositor shall have the right to dissolve the

          Trust at any time  prior to the issuance  of any Preferred  Trust

          Security.  Upon dissolution of the Trust pursuant to this Section

          7, each of  the Administrative Trustees, acting singly, is hereby authorized to prepare, execute and file a  Certificate of Cancel-

          lation in respect of the Trust with the Secretary of State of the

          State of Delaware.

                    8.   This  Trust Agreement  shall be  governed by,  and

          construed in accordance with,  the laws of the State  of Delaware

          (without regard to conflict of laws principles).

                    IN WITNESS WHEREOF, the parties hereto have caused this

          Trust Agreement to be duly executed  as of the day and year first above written.


                                        TEXAS UTILITIES COMPANY
                                             as Depositor


                                        By: /s/ Diane J. Kubin
                                           --------------------------------
                                             Name: Diane J. Kubin
                                             Title: Assistant Secretary


                                        THE BANK OF NEW YORK, not in its
                                             individual capacity but solely
                                             as Trustee


                                        By: /s/ Walter N. Gitlin
                                           --------------------------------
                                             Name: Walter N. Gitlin
                                             Title: Vice President


                                        THE BANK OF NEW YORK
                                             (DELAWARE), not in its
                                             individual capacity but
                                             solely as Trustee


                                        By: /s/ Walter N. Gitlin
                                           --------------------------------
                                             Name: Walter N. Gitlin
                                             Title: Authorized Signatory


                                          LAURA ANDERSON, not in her
                                             individual capacity but solely
                                             as Trustee


                                        By: /s/ Laura Anderson
                                           --------------------------------

                                 CERTIFICATE OF TRUST

                                          OF

                                   TXU CAPITAL III

               THIS CERTIFICATE OF  TRUST of TXU Capital III (the "Trust"),
          dated as of   May 21, 1999, is being duly  executed and filed by
          the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del.C. S. 3801 et seq.).
                                          ------         -- ---

               1. Name. The name of the business trust formed hereby is TXU Capital III.

               2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

               3.   Effective  Date.   This Certificate  of Trust  shall be
          effective upon filing.

               IN WITNESS WHEREOF, the undersigned, being the only trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


          THE BANK OF NEW YORK,                   LAURA ANDERSON,
          not in its individual                   not in her individual
          capacity but solely as                  capaticity but solely as
          Trustee                                 Trustee


          By:  /s/ Walter N. Gitlin                 /s/ Laura Anderson
             ------------------------             -------------------------
          Name:  Walter N. Gitlin
          Title: Vice President



          THE BANK OF NEW YORK (DELAWARE),
          not in its individual capacity
          but solely as Trustee


          By:  /s/ Walter N. Gitlin
             ---------------------------
          Name:  Walter N. Gitlin
          Title: Authorized Signatory